Exhibit 99.1

Chanticleer Holdings Raises Approximately $6.0 Million to Date in Rights Offering; Expects To Close Little
Big Burger Acquisition and Australia Transaction by September 30; Extends Rights Offering Deadline to

End of Day Tuesday, September 22

CHARLOTTE, NC –September 21, 2015 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer” or the “Company”), owner and operator of multiple restaurant brands internationally and domestically, today announced that it has received subscriptions totaling approximately $6.0 Million to date through its Rights Offering. The Company expects to close its planned acquisition of Little Big Burger and increase its ownership in Hooters Australia by September 30, 2015. Given increased shareholder demand in the final day of the Rights Offering, the Company has extended the Rights Offering until end of day Tuesday, September 22, 2015 to provide additional time to accommodate shareholder of record orders.

Chairman and CEO of Chanticleer Holdings, Mike Pruitt, stated, “We are very pleased with the participation and support from our existing shareholders and we expect to complete the acquisition of Little Big Burger and increase our financial interest in Hooters Australia by the end of September. Thank you to the many investors who participated and supported our vision. Given the significant increase in interest in the Rights Offering over the last few trading days, we have chosen to extend the Rights Offering for two days to allow additional time to complete processing of subscriptions from shareholders of record.”

The Company has extended the rights offering by two trading days until end of day Tuesday, September 22, 2015. From today forward, all subscriptions will be accepted on a first-in, first served basis, calculated on a daily basis. In the event the Rights Offering is oversubscribed, there would then be a pro-rata allocation of shares among participants subscribing on the last day of the offering.

Rights offering shareholders of record have the right, but not the obligation, to exercise their non-transferable basic subscription rights for $1.35 per common share, which allows the Company’s shareholders of record to acquire additional shares of common stock (in the “rights offering”). The rights offering also includes an over-subscription privilege, which entitles each rights holder who exercises all of their basic subscription rights in full the right to purchase additional shares of common stock that remain unsubscribed during the subscription period at $1.35 per Common share. Both the basic and over-subscription privileges are subject to the availability and pro rata allocation of shares among participants. All basic subscription rights and over-subscription privileges may be exercised during the subscription period on a pro-rata basis.

Chanticleer Holdings recommends that all record date rights holders contact their broker or financial advisor about the rights offering to ensure that they can participate by the broker dealer’s cut off time for subscriptions. All broker dealers have a different cut off time so make sure you speak with your broker.

Tuesday, September 22, 2015	Subscription Period expires at 5:00 PM ET (Please be aware again that many broker dealers require that you exercise through them days in advance of the expiration of the rights offering, so please speak with your broker so that you do not miss their cut off time)

The Company has entered into an agreement with Source Capital Group, Inc. to act as dealer manager for the rights offering. The rights offering is being made pursuant to Chanticleer’s effective shelf registration statement on Form S-3 (Reg. No. 333-203679) on file with the Securities Exchange Commission. The information herein is not complete and is subject to change. This document is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. This document is not an offering, which can only be made by a final prospectus. Investors should consider the Company’s investment objective, risks, charges and expenses carefully before investing. The base prospectus contains this and additional information about the Company and the prospectus supplement will contain this and additional information about the Offering, and should be read carefully before investing. The base prospectus and the prospectus supplement, may be found by clicking on the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001106838&owner=exclude&count=40&hidefilings=0

Requests for copies of the base prospectus and the prospectus supplement or questions from shareholders relating to the rights offering may be directed to the information agent for the rights offering, as follows:

Rights Information Agent:

Okapi Partners LLC
437 Madison Avenue, 28th Floor
New York, NY 10022

Phone 212.297.0720 or 877.869.0171

hotr@okapipartners.com

About Source Capital Group, Inc.

The Investment Banking Group at Source Capital offers a wealth of Wall Street experience through our seasoned professionals to the underserved small cap company sector and start-up companies as well. We have successfully funded both public and private companies. We offer equity and debt financing to help further the growth of companies that are often overlooked by the larger investment banking firms. Structured finance vehicles have also been used to achieve the needs of larger companies, while creating specific advantages that enhance their balance sheets. Source Capital began as an independent firm specializing in small to medium-sized investment banking transactions. Since 1992, we have grown into a full-service financial institution, while adhering to the highest standards of quality and integrity.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe, and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co., BGR the Burger Joint, BT’s Burger Joint and owns a majority interest in Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

Facebook: www.Facebook.com/ChanticleerHOTR

Twitter: http://Twitter.com/ChanticleerHOTR

Google+: https://plus.google.com/u/1/b/118048474114244335161/118048474114244335161/posts

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contact Information:

Chanticleer Holdings, Inc.
Investor Relations
Phone 704.366.5122
ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com